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                                                                      Nicor Inc.
                                                                       Form 10-K
                                                                    Exhibit 3.09

                                   NICOR INC.

                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE I.

                              STOCK AND TRANSFERS.

         SECTION 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number and class of shares, and the designation of the series, if any, which such certificate represents. All certificates of stock shall be signed by the Chairman, the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, provided that in case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of its issue. All certificates of stock may be sealed with the seal of the Company or a facsimile of such seal, shall be countersigned by a Transfer Agent, and shall be authenticated and registered by a Registrar. The Board of Directors shall appoint one or more Transfer Agents, none of whom shall be an officer of the Company authorized to sign certificates of stock, and one or more Registrars, each of which Registrars shall be a bank or trust company. Certificates of stock shall not be valid until countersigned by a Transfer Agent and authenticated and registered by a Registrar in the manner provided by the Board of Directors. If a certificate is countersigned by a Transfer Agent or Registrar, other than the Company itself or one of its employees, any other signatures or countersignature on the certificate may be facsimiles.

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         SECTION 2. Shares of stock shall be transferable only on the books of the Company, and, except as hereinafter provided or as otherwise required by law, shall be transferred only upon proper endorsement and surrender of the certificates theretofore issued therefor. If an outstanding certificate of stock shall be lost, destroyed or stolen, the holder thereof may have a new certificate upon producing evidence satisfactory to the Secretary or an Assistant Secretary of the Company of such loss, destruction or theft, and, if required by the Secretary or an Assistant Secretary upon furnishing to the Company, the Transfer Agents and the Registrars, a bond of indemnity deemed sufficient by the Secretary or an Assistant Secretary, against claims under the outstanding certificate.

         SECTION 3. The certificates for each class or series of stock shall be numbered and a record shall be made of the name and address of the person to whom each certificate is issued, the number of shares represented by the certificate and the number and date of the certificate. All certificates exchanged or returned to the Company for transfer shall be cancelled.

         SECTION 4. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of

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the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS.

         SECTION 1. The regular annual meeting of the stockholders of the Company for the election of Directors and for the transaction of such other business as may come before the meeting shall be held on the third Thursday in April of each year, or on such other date of each year as the Board of Directors may determine. Each such regular annual meeting and each special meeting of the stockholders shall be held at such place as the Board of Directors may determine.

         SECTION 2. Special meetings of the stockholders may be called by the Chairman, the President, the Board of Directors, a majority of the Directors individually or the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.

         SECTION 3. Written notice stating the place, day and hour of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or, in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary or the persons calling the meeting, to each stockholder of record entitled to vote at the meeting.

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If mailed, such notice shall be deemed to be delivered when deposited in the
United States mail addressed to the stockholder at his address as it appears upon the records of the Company, with postage thereon prepaid.

         SECTION 4. At any meeting of stockholders, the Chairman may appoint one or more persons as inspectors for such meeting. Such inspector or inspectors shall ascertain and report the number of shares represented at the meeting, based upon his or their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 5. At all meetings of the stockholders a majority of the outstanding shares of stock entitled to vote on a matter, excluding such shares as may be owned by the Company, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of stockholders; provided that if less than a majority of the outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act of 1983 of the State of Illinois (hereinafter referred to as the Act) or the Articles of Incorporation of the Company.

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         SECTION 6. At every meeting of the stockholders, each outstanding share of stock regardless of class shall be entitled to one vote upon each matter voted upon, and such vote may in all cases be given by proxy. In all elections for Directors every stockholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected, or to cumulate such votes and give to one candidate as many votes as shall equal the number of Directors to be elected multiplied by the number of his shares of stock, or to distribute such cumulative votes in any proportion among any number of candidates.

         SECTION 7. Within twenty days after the record date for a meeting of stockholders or ten days before such meeting, whichever is earlier, the Secretary shall make a true and complete list, in alphabetical order, of all the stockholders of record of the Company entitled to vote at the meeting, together with the address of each and the number of shares held by each.

         SECTION 8. The Chairman and the Secretary of the Company shall, when present, act as Chairman and Secretary, respectively, of each meeting of the stockholders. The Chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the Chairman's judgment, are appropriate for the proper conduct of the meeting; provided, however, that, all proposals by stockholders introduced for stockholder action at the meeting shall require a "second" by a stockholder as a condition to calling for a vote on such matters.

         SECTION 9. If a stockholder desires to submit a proposal for consideration at a stockholders' meeting, or to nominate persons for election as Directors, written notice of such stockholder's intent to make such a proposal or nomination must be given either by personal delivery or by United States mail, to the Secretary of the Company not later than (i) with respect

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to an annual meeting of stockholders, not less than ninety nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each notice shall describe the proposal or nomination in sufficient detail for the proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address of the stockholder who intends to make the proposal or nomination and
(ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination. In addition, in the case of a nomination of any person for election as Director, the notice shall set forth (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (iv) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedure.

         SECTION 10. Any action required to be taken at any annual or special meeting of the stockholders of the Company or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed (i) by the holders of the outstanding shares having not less than the minimum number of voters that would be necessary to authorize or take such action

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at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the stockholders entitled to vote with respect to the subject matter thereof. In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

         The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no resolution fixing a record date has been adopted by the Board of Directors within ten days after the date on which such a request is received, when no prior action by the Directors is required by applicable law for the taking of the corporate action proposed to be taken, the record date in respect thereof shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the Company either by personal delivery or by United States mail. If no resolution fixing a record date has been adopted by the Board of Directors and prior action by the Board of Directors is required by applicable law for the taking of the corporate action proposed to be taken, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         If a consent in writing is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the

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Company action without a meeting by less than unanimous written consent shall be delivered in writing to those stockholders who have not consented in writing.

                                  ARTICLE III.

                               BOARD OF DIRECTORS.

         SECTION 1. Unless the Board of Directors determines otherwise, the number of Directors of the Company shall be not less than eight nor more than thirteen. The number of Directors may be fixed or changed from time to time within the foregoing minimum and maximum by the Directors without further amendment of these by-laws. The Directors shall be elected at each annual meeting of the stockholders, but if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the stockholders called for that purpose after proper notice. Each Director, including one elected to fill a vacancy or elected as a result of an increase in the number of Directors, shall hold office until the next succeeding annual meeting or until his successor shall have been elected and qualified. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose; provided, however, that any vacancy arising between meetings of stockholders by reason of an increase in the number of Directors or otherwise may be filled by the Board of Directors. A decrease in the number of Directors does not shorten an incumbent Director's term. Directors need not be residents of the State of Illinois or stockholders of the Company.

         SECTION 2. Regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board of Directors. Notice of such

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meeting, stating the time and place at which it will be held, shall be given to each Director personally, by telephone or by facsimile transmission at least one day, or by depositing such notice in the mails properly addressed, at least two days before the day of such meeting.

         SECTION 3. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by any two Directors and shall be held at such place as shall be specified in the notice for such meeting. Notice of every special meeting of the Board stating the time and place at which such meeting will be held, shall be given to each Director personally, by telephone or by facsimile transmission at least one day, or by depositing such notice in the mails properly addressed, at least two days before the day of such meeting.

         SECTION 4. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board; provided that if less than a quorum is present at the meeting, a majority of the Directors present may adjourn the meeting at any time without further notice. At all meetings of the Board of Directors at which a quorum is present, a majority vote of those present shall be decisive of all questions before the meeting.

         SECTION 5. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise.

         SECTION 6. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

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         SECTION 7. Members of the Board of Directors or of any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                                  ARTICLE IV.

                                   COMMITTEES.

         SECTION 1. There shall be an Executive Committee of not less than five members consisting of the Chairman of the Company, the President and not less than three other Directors. The chairman of the Committee shall be the Chairman of the Company or another Director elected or designated by the Board of Directors. The Board of Directors shall, at its first meeting after the annual meeting of the stockholders in each year, by resolution adopted by a majority of the number of Directors then in office designate the chairman and the regular members of the Committee and the remaining Directors who shall constitute alternates to serve temporarily, and as far as practicable in rotation, as members of the Committee in place of any of the regular members who, at any time, may be unable to serve. The Chairman of the Company, the President or the Directors calling a meeting of the Committee shall call upon alternates to serve as herein provided. When any alternate serves, the minutes of the meeting shall record the name of the regular member in whose place he serves. Each Director designated as a regular member of the Executive Committee shall serve as such for one year or until his successor shall have been designated. The Executive Committee shall, when the Board is not in session, have and may exercise all of the authority of the Board of Directors in the management of the Company, except as limited by Section 3 of this Article IV. Vacancies in the membership of the Executive

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Committee shall be filled by the Board of Directors. The Executive Committee shall keep minutes of the proceedings at its meetings and such minutes shall be distributed to the Directors at or before the next meeting of the Board thereafter.

         SECTION 2. A majority of the number of the Directors then in office may from time to time appoint, or authorize the appointment of, other committees, standing or special, from among its own number and confer such powers upon such committees, except as limited by Section 3 of this Article IV, and revoke such powers and terminate the existence of such committees, as the Board at its pleasure may determine. All such committees may have such number of members as the Board of Directors designates.

         SECTION 3. Neither the Executive Committee nor any other committee of the Board of Directors shall (i) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof; (ii) approve or recommend to stockholders any act the Act requires to be approved by the stockholders; (iii) fill vacancies on the Board or any of its committees; (iv) elect or remove officers or fix the compensation of any member of the committee; (v) adopt, amend or repeal the by-laws; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve the reacquisition of shares except according to a general formula or method prescribed by the Board; (viii) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or (ix) amend, alter, or repeal, or take any action inconsistent with any resolution or action of the Board if the resolution or

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action of the Board provides by its terms that it shall not be amended, altered or repealed by a committee.

         SECTION 4. Meetings of any committee may be called at any time by the Chairman of the Company, the President, or by any Director who is a member of the committee, and shall be held at such place as shall be designated in the notice of such meeting. Notice of each committee meeting stating the time and place at which such meeting will be held shall be given to each member of the committee personally, by telephone or by facsimile transmission at least one day, or by depositing such notice in the mails properly addressed, at least two days before the day of such meeting. A majority of the members of a committee shall constitute a quorum thereof; provided that if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting at any time without further notice. A majority vote of those present at each meeting of a committee at which a quorum is present shall be decisive of all questions before the meeting. Each member of a committee, not receiving a salary from the Company, or any affiliated company, shall be paid such fee for attendance at each meeting as the Board of Directors may from time to time by resolution determine.

                                   ARTICLE V.

                                    OFFICERS.

         SECTION 1. There shall be elected by the Board of Directors, at its first meeting after the annual election of Directors in each year if practicable, the following principal officers of the Company, namely: a Chairman, who shall be a Director of the Company, a President, such number of Vice Presidents as the Board at the time may decide upon, a Secretary and a Treasurer. The Chairman and/or President can be the Chief Executive Officer as determined by the Board. There may also be elected by the Board a Chairman of the Executive Committee,

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who shall be a Director of the Company. The Board may also provide for such other officers and prescribe for each of them such duties as in its judgment may from time to time be desirable in the conduct of the affairs of the Company. Any two or more offices may be held by the same person; one person may be an assistant in any two or more offices. All officers shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of Directors or until their successors shall have been elected, but any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

         SECTION 2. The Chairman shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall also, when present, preside at all meetings of the Executive Committee unless the Board has designated another Director as Chairman of such Committee. If the Chairman is designated as the Chief Executive Officer of the Company, the Chairman shall have the general management and direction, subject to the control of the Board of Directors and the Executive Committee, of the affairs of the Company. He shall have power to appoint any and all officers, agents and employees of the Company not required by these by-laws to be elected or appointed directly by the Board of Directors. He shall have power to accept the resignation of or to discharge any and all officers, agents and employees of the Company not elected or appointed directly by the Board of Directors. When the Board of Directors is not in session, he shall have power to accept the resignation or suspend the authority of any and all officers, agents and employees of the Company elected or appointed directly by the Board of Directors, subject, however, to the pleasure of the Board of Directors at its next meeting. He shall sign all papers and documents to which his signature may be necessary or appropriate and shall have such other powers and duties as usually devolve upon the chief

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executive officer of a corporation, and such further powers and duties as may be prescribed for him by the Board of Directors or the Executive Committee.

         SECTION 3. The President shall act in a general executive capacity. If the Chairman is designated as the Chief Executive Officer, the President shall assist the Chairman in the administration and operation of the Company's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman, perform all duties of the Chairman and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Company authorized by the Board of Directors, certificates, contracts, and other instruments of the Company as authorized by the Board of Directors.

         If the President is designated as the Chief Executive Officer, the President shall have the general management and direction, subject to the control of the Board of Directors and the Executive Committee, of the affairs of the Company. He shall have power to appoint any and all officers, agents and employees of the Company not required by these by-laws to be elected or appointed directly by the Board of Directors. He shall have power to accept the resignation of or to discharge any and all officers, agents and employees of the Company not elected or appointed directly by the Board of Directors. When the Board of Directors is not in session, he shall have power to accept the resignation or suspend the authority of any and all officers, agents and employees of the Company elected or appointed directly by the Board of Directors, subject, however, to the pleasure of the Board of Directors at its next meeting. He shall sign all papers and documents to which his signature may be necessary or appropriate and shall have such other powers and duties as usually devolve upon the chief executive officer of a corporation, and such

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further powers and duties as may be prescribed for him by the Board of Directors or the Executive Committee. In the absence or disability of the Chairman, the President shall have the powers and perform the duties of the Chairman.

         SECTION 4. Each of the Vice Presidents shall have such powers and duties as may be prescribed for him by the Board of Directors, the Executive Committee, the President, or the officer to whom he reports.

         SECTION 5. The Secretary shall attend all meetings of the stockholders, of the Board of Directors and of the Executive Committee, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minute books and stock books of the Company, and of such other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Secretary or as shall be placed in his custody by order of the Board of Directors or the Executive Committee. He shall keep a suitable record of the addresses of stockholders and shall, except as may be otherwise required by statute or these by-laws, sign and issue all notices required for meetings of stockholders, of the Board of Directors and of the Executive Committee. In the case of a special meeting of the stockholders called by the requisite number of stockholders or by a majority of the Directors individually, and in the case of a special meeting of the Board of Directors or a meeting of the Executive Committee, called by any two Directors, the Secretary may, and if so requested by the persons calling the meeting shall, include the names of such persons in the notice of the meeting. He shall sign all papers to which his signature may be necessary or appropriate, shall affix and attest the seal of the Company to all instruments requiring the seal, and shall have such other powers and duties as are commonly

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incidental to the office of Secretary and as may be prescribed for him by the
Board of Directors, the Executive Committee, the Chief Executive Officer, or the officer to whom he reports.

         SECTION 6. The Treasurer shall have such powers and duties as are commonly incidental to the office of Treasurer and as may be prescribed for him by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the officer to whom he reports.

         SECTION 7. Assistant officers may be elected by the Board of Directors or appointed by the Chief Executive Officer or the President. Each assistant officer shall assist the officer whom he is elected or appointed to assist and shall for such purpose have the powers of such officer. In the absence or disability of any officer, his duties shall, except as otherwise ordered by the Board of Directors or Executive Committee, temporarily devolve upon such assistant officer as shall be designated by the Chief Executive Officer.

                                  ARTICLE VI.

                                 MISCELLANEOUS.

         SECTION 1. Whenever any notice is required to be given under the provision of these by-laws or under the provisions of the Articles of Incorporation of the Company or under the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

         SECTION 2. Any and all shares of stock of any corporation owned by the Company and any and all voting trust certificates owned by the Company calling for or representing shares of stock of any corporation may be voted at any meeting of the stockholders of such corporation or

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at any meeting of the holders of such certificates, as the case may be, by the
Chairman, the President, a Vice President, the Secretary or the Treasurer upon any question which may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice required to be given of the calling of such meeting without notice. The Chairman, the President, a Vice President, the Secretary and the Treasurer shall have authority to give to any person a written proxy in the name of the Company and under its corporate seal, to vote any or all shares of stock or any or all certificates owned by the Company upon any question that may be presented at any such meeting of stockholders or certificate holders, with full power to waive any notice of the calling of such meeting and consent to the holding of such meeting without notice.

         SECTION 3. The fiscal year of the Company shall begin on the first day of January and end on the last day of December in each year.

                                  ARTICLE VII.

                         AMENDMENT OR REPEAL OF BY-LAWS.

         These by-laws may be made, altered, amended or repealed by the stockholders or the Board of Directors.